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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-00000) pertaining to the North Fulton Bancshares, Inc. 1996 Stock Incentive Plan of our report dated February 5, 1999, with respect to the consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young, LLP

Atlanta, Georgia
September 21, 1999